EXHIBIT 24

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, a director or officer of Welltower Inc. (the “Company”), a Delaware corporation, hereby constitutes and appoints Shankh Mitra and Timothy G. McHugh, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ended December 31, 2023 to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, and any and all amendments to such Form 10-K, and to file such Form 10-K and each such amendment so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 15th day of February 2024.

/s/ Kenneth J. Bacon	/s/ Sergio D. Rivera
Kenneth J. Bacon, Chairman and Director	Sergio D. Rivera, Director

/s/ Karen B. DeSalvo	/s/ Johnese M. Spisso
Karen B. DeSalvo, Director	Johnese M. Spisso, Director

/s/ Philip L. Hawkins	/s/ Kathryn M. Sullivan
Philip L. Hawkins, Director	Kathryn M. Sullivan, Director

/s/ Dennis G. Lopez	/s/ Shankh Mitra
Dennis G. Lopez, Director	Shankh Mitra, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Ade J. Patton	/s/ Timothy G. McHugh
Ade J. Patton, Director	Timothy G. McHugh, Executive Vice President - Chief Financial Officer (Principal Financial Officer)

/s/ Diana W. Reid	/s/ Joshua T. Fieweger
Diana W. Reid, Director	Joshua T. Fieweger, Chief Accounting Officer (Principal Accounting Officer)